Filed Pursuant to Rule 424(b)(3)
Registration No. 333-174199

Prospectus

3,665,000 Shares

FLOTEK INDUSTRIES, INC.

Common Stock

This prospectus relates to the resale of 3,665,000 shares of common stock of Flotek Industries, Inc. that may be offered and sold from time to time by the selling stockholders named in this prospectus.

The selling stockholders and their permitted transferees may offer and sell the shares from time to time at market prices, in negotiated transactions or otherwise. The timing and amount of any sale are within the sole discretion of the selling stockholders. The selling stockholders may sell the shares directly or through underwriters, brokers or dealers. The selling stockholders will pay commissions or discounts to underwriters, brokers or dealers in amounts to be negotiated prior to the sale. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. See “Plan of Distribution” on page 10 for more information on this topic.

Our common stock is listed on the New York Stock Exchange under the symbol “FTK.” On May 19, 2011, the closing sale price of our common stock on the New York Stock Exchange was $8.29 per share.

We currently have four effective registration statements on Form S-3 (Files No. 333-161552, 166442, 166443 and 173806) relating to the resale of our shares of common stock by various selling stockholders pursuant to which, to the best of our knowledge, an aggregate of 1,396,190 shares of our common stock remain available for resale.

Investing in our common stock involves risks, including those contained or incorporated by reference herein as described under “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 20, 2011

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may sell the securities described in this prospectus in one or more offerings. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making offers to sell or seeking offers to buy any of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Under no circumstances should the delivery to you of this prospectus or any offer or sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Flotek,” “we,” “us,” and “our” mean Flotek Industries, Inc. and its wholly owned subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, which we refer to as the Securities Act, that registers the resale by the selling stockholders of the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov. General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.flotekind.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC on March 16, 2011;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2011, as filed with the SEC on May 11, 2011;

•	our current reports on Form 8-K, as filed with the SEC on February 4, 2011, March 2, 2011, March 17, 2011, March 28, 2011, April 11, 2011, April 14, 2011, May 11, 2011 and May 12, 2011; and

•

the description of our common stock, par value $0.0001 per share, contained in our Registration Statement on Form 8-A (File No. 001-13270) filed under Section 12(b) of the Exchange Act, as filed with the SEC on December 26, 2007.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until any offerings hereunder are completed, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

Flotek Industries, Inc.

2930 W. Sam Houston Pkwy. N, Suite 300

Houston, Texas 77043

(713) 849-9911

Attn: Investor Relations

CAUTIONARY STATEMENT

REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act regarding our business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements. However, these are not the exclusive means of identifying forward-looking statements. Although forward-looking statements contained in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact us are described or incorporated by reference in “Risk Factors” beginning on page 3. You should read that section carefully. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus or currently unknown facts or conditions or the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or in documents incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read carefully the entire prospectus, including “Risk Factors” and the other information contained or incorporated by reference in this prospectus before making an investment decision.

Our Business

We are a diversified global supplier of drilling and production related products and services. Our strategic focus includes oilfield specialty chemicals and logistics, down-hole drilling tools and down-hole production tools used in the energy and mining industries. We have three strategic business segments: Chemicals and Logistics, Drilling Products and Artificial Lift. Each segment offers competitive products and services derived from patented technological advances that are reactive to industry demands in both domestic and international markets.

Chemicals and Logistics

The chemicals business provides oil and natural gas field specialty chemicals for use in drilling, cementing, stimulation and production activities designed to maximize recovery within both new and mature fields. Our specialty chemicals possess enhanced performance characteristics and are manufactured to withstand a broad range of down-hole pressures, temperatures and other well-specific conditions and are compliant with customer specifications. We have two operational laboratories: (i) a technical services laboratory and (ii) a research and development laboratory. Each focuses on design improvements, development and viability testing of new chemical formulations, as well as continued enhancement of existing products. Our CESI branded micro-emulsions are patented both domestically and internationally and are proven strategically cost effective alternatives within both oil and natural gas markets. Micro-emulsions are environmentally friendly stable mixtures of oil, water and surface active agents that form complex nano-fluids which organize molecules into nanostructures. The combined advantage of solvents, surface active agents and drilling structures result in increased well treatment results compared to the independent use of solvents and surface active agents. Our CESI micro-emulsions are composed of renewable, plant derived, cleaning ingredients and oils that are certified as biodegradable. Certain micro-emulsions have been approved for use in the North Sea which has some of the most stringent oil field environmental standards in the world. Our micro-emulsions have benefited both operational and financial results in low permeability sand and shale reservoirs.

Our logistics business designs, operates and manages automated bulk material handling and loading facilities. The bulk facilities handle oilfield products, including sand and other materials for well-fracturing operations, dry cement and additives for oil and natural gas well cementing, and supply materials used in oilfield operations.

Drilling Products

We are a leading provider of down-hole drilling tools for use in oilfield, mining, water-well and industrial drilling activities. We also manufacture, sell, rent and inspect specialized equipment used in drilling, completion, production and workover activities. Through internal growth initiatives, operational best practices and acquisitions, we have realized increased rental tool activity and broadened our geographic scope of operations. Established tool rental operations are strategically located throughout the United States and in an increasing number of international markets. Rental tools include stabilizers, drill collars, reamers, wipers, jars, shock subs, wireless survey, measurement while drilling tools and mud-motors. Equipment sold primarily includes mining equipment, centralizers and drill bits. We remain focused on product marketing in the Southeast, Northeast, Mid-Continent and Rocky Mountain regions of the United States, as well as on international sales expansion using third party agents and employees.

Artificial Lift

We provide pumping system components, electric submersible pumps, gas separators, production valves and complementary services. Our Artificial Lift products satisfy the requirements of coal bed methane and traditional oil and natural gas production and assist natural gas, oil and other fluids movement from the producing horizon to the surface. Artificial Lift products employ proprietary technologies instrumental to improved well performance. Our patented Petrovalve products optimize pumping efficiency in horizontal completions as well as heavy oil wells and wells with high liquid to gas ratios. Petrovalve products placed horizontally increase flow per stroke, and eliminate gas locking of traditional ball and seat valves that require more maintenance. The patented gas separation technology is particularly effective in coal bed methane production, efficiently separating gas and water down-hole as well as ensuring solution gas is not lost in water production. Gas separated down-hole contributes to a reduction in the environmental impact of escaped gas at the surface. The majority of our Artificial Lift products are manufactured in China, assembled domestically and distributed globally.

Our principal executive offices are located at 2930 W. Sam Houston Pkwy. N., Houston, Texas 77043, and our telephone number is (713) 849-9911. Our website address is http://www.flotekind.com. However, information contained on our website is not incorporated by reference into and does not constitute part of this prospectus.

RISK FACTORS

An investment in our common stock is subject to numerous risks, including those listed below and the other risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference herein. You should carefully consider these risks, along with the information provided elsewhere in this prospectus and the documents we incorporate by reference in this prospectus before investing in the common stock. You could lose all or part of your investment in the common stock.

Additional Risks Associated With an Investment in Our Common Stock

Substantial sales of our common stock could adversely affect our stock price.

Sales of a substantial number of shares of common stock after the date of this prospectus, or the perception that such sales could occur, could adversely affect the market price of our common stock by introducing a large number of sellers to the market. Such sales could cause the market price of our common stock to decline.

By causing a large number of shares of common stock to be sold in the public market, the selling stockholders named herein and other holders of our common stock could cause the market price of our common stock to decline. We cannot predict whether future sales of our common stock, or the availability of our common stock for sale, will adversely affect the market price for our common stock or our ability to raise capital by offering equity securities.

USE OF PROCEEDS

The shares of common stock to be offered and sold pursuant to this prospectus will be offered and sold by the selling stockholders. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

SELLING STOCKHOLDERS

On May 11, 2011, we entered into Subscription Agreements (the “Subscription Agreements”) with certain investors pursuant to which we issued and sold 3,665,000 shares of our common stock to such investors for aggregate proceeds of $29,503,250. We have or will use the proceeds from the sale of the common stock under the Subscription Agreements to repay indebtedness under our secured credit facility.

The issuance of the shares of common stock under the Subscription Agreements was exempt from the registration requirements of the Securities Act under Section 4(2) of the Securities Act, which did not involve a public offering. Pursuant to the terms of the Subscription Agreements, we are required to file the registration statement of which this prospectus is a part with the SEC and maintain its effectiveness for specified periods in order to register the offers and sales by the selling stockholders of the shares of common stock offered hereby. Under the Subscription Agreements, we have agreed to indemnify each selling stockholder against certain liabilities, including liabilities under the Securities Act.

The following table sets forth information regarding the selling stockholders and the number of shares of common stock each selling stockholder is offering. The information included in the table as to the selling stockholders has been furnished to us by or on behalf of the selling stockholders for inclusion in this prospectus. The selling stockholders identified below may have sold, transferred, or otherwise disposed of some or all of their securities since the date as of which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act and of which we are not aware. The term “selling stockholder” includes donees, pledgees, transferees, or other successors-in-interest selling securities received from the named selling stockholders as a gift, pledge, stockholder distribution or other non-sale related transfer after the date of this prospectus. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders. The percentage ownership data is based on 49,930,275 shares of our common stock issued and outstanding as of May 12, 2011.

We have been advised by the selling stockholders that none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. We have also been advised by the selling stockholders that they purchased the securities being registered in the ordinary course of business, and not for resale, and that they had, at the time of purchase, no agreements or understandings, directly or indirectly, with any person to distribute such securities.

To our knowledge, none of the selling stockholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of securities described below.

Name	Number of Shares of Common Stock Beneficially Owned Prior to this Offering		Number of Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After this Offering
				Number	Percent
Whitebox Credit Arbitrage Partners, L.P. (1)	2,198,437	(2)	165,511	1,198,437	2.4%
Whitebox Special Opportunities Fund, L.P., Series B (3)	2,198,437	(4)	22,356	1,198,437	2.4%
Pandora Select Partners, L.P. (5)	2,198,437	(6)	76,044	1,198,437	2.4%
Whitebox Concentrated Convertible Arbitrage Partners, L.P. (7)	2,198,437	(8)	228,933	1,198,437	2.4%
Whitebox Multi-Strategy Partners, L.P. (9)	2,198,437	(10)	507,156	1,198,437	2.4%
Calm Waters Partnership (11)	2,408,900		850,000	1,558,900	3.1%
Pentwater Growth Fund Ltd. (12)	400,000	(13)	64,000	0	*
Pentwater Equity Opportunities Master Fund Ltd. (14)	400,000	(15)	208,000	0	*
Oceana Master Fund Ltd. (16)	400,000	(17)	88,000	0	*
LMA SPC for and on behalf of the MAP 98 Segregated Portfolio (18)	400,000	(19)	40,000	0	*
ECF Value Fund, L.P. (20)	3,595,066	(21)	173,700	3,195,066	6.4%
ECF Value Fund II, L.P. (22)	3,595,066	(23)	151,700	3,195,066	6.4%
ECF Value Fund International Ltd. (24)	3,595,066	(25)	74,600	3,195,066	6.4%
IAM Mini-Fund 21 Limited (26)	400,000	(27)	11,400	0	*

Waterstone Market Neutral Master Fund Ltd. (28)	400,000	(29)	272,300	0	*
Prime Capital Master SPC - GOT WAT MAC Segregated Portfolio (30)	400,000	(31)	8,900	0	*
Waterstone MF Fund, Ltd (32)	400,000	(33)	65,200	0	*
Waterstone Market Neutral MAC 51 Ltd. (34)	400,000	(35)	42,200	0	*
Jasinkiewicz Partners L.P. (36)	367,079		200,000	167,079	*
Hopewell Capital LLC (37)	1,228,373	(38)	150,000	1,078,373	2.2%
PNR Multi-Strategy Energy, LLC (39)	200,000		100,000	100,000	*
Cetus Capital II, LLC (40)	100,000	(41)	85,000	0	*
Littlejohn Opportunities Master Fund LP (42)	100,000	(43)	15,000	0	*
Hansabel Income L.P. (44)	80,000		40,000	40,000	*
Delaware Charter G&T TTEE, FBO Dr. Gerald Imber IRA (45)	20,000		10,000	10,000	*
Delaware Charter G&T TTEE, FBO Eileen K. Imber IRA R/O (46)	6,000		3,000	3,000	*
Heather Hahn Fowler (47)	14,000		7,000	7,000	*
Keith Cohn (48)	10,000		5,000	5,000	*

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock
(1)	The address of Whitebox Credit Arbitrage Partners, L.P. is c/o Whitebox Advisors LLC, 3033 Excelsior Boulevard, Suite 300, Minneapolis, Minnesota 55416. Andrew J. Redleaf, who is the managing member of the general partner of Whitebox Credit Arbitrage Partners, L.P., exercises voting and dispositive power over the securities held by this selling stockholder.
(2)	Whitebox Credit Arbitrage Partners, L.P. directly owns (i) 312,851 shares of common stock and (ii) 147,340 shares of common stock issuable upon conversion of Flotek notes. In addition, it may be deemed to be the beneficial owner of 2,198,437 shares of common stock pursuant to the rules and regulations of the SEC.
(3)	The address of Whitebox Special Opportunities Fund, L.P. – Series B is c/o Whitebox Advisors LLC, 3033 Excelsior Boulevard, Suite 300, Minneapolis, Minnesota 55416. Andrew J. Redleaf, who is the managing member of the general partner of Whitebox Special Opportunities Fund, L.P. – Series B, exercises voting and dispositive power over the securities held by this selling stockholder.
(4)	Whitebox Special Opportunities Fund, L.P. – Series B directly owns (i) 42,268 shares of common stock and (ii) 19,912 shares of common stock issuable upon conversion of Flotek notes. In addition, it may be deemed to be the beneficial owner of 2,198,437 shares of common stock pursuant to the rules and regulations of the SEC.
(5)	The address of Pandora Select Partners, L.P. is c/o Whitebox Advisors LLC, 3033 Excelsior Boulevard, Suite 300, Minneapolis, Minnesota 55416. Andrew J. Redleaf, who is the managing member of the general partner of Pandora Select Partners, L.P., exercises voting and dispositive power over the securities held by this selling stockholder.
(6)	Pandora Select Partners, L.P. directly owns (i) 143,736 shares of common stock and (ii) 67,692 shares of common stock issuable upon conversion of Flotek notes. In addition, it may be deemed to be the beneficial owner of 2,198,437 shares of common stock pursuant to the rules and regulations of the SEC.
(7)	The address of Whitebox Concentrated Convertible Arbitrage Partners, L.P. is c/o Whitebox Advisors LLC, 3033 Excelsior Boulevard, Suite 300, Minneapolis, Minnesota 55416. Andrew J. Redleaf, who is the managing member of the general partner of Whitebox Concentrated Convertible Arbitrage Partners, L.P., exercises voting and dispositive power over the securities held by this selling stockholder.
(8)	Whitebox Concentrated Convertible Arbitrage Partners, L.P. directly owns (i) 546,912 shares of common stock and (ii) 166,021 shares of common stock issuable upon conversion of Flotek notes. In addition, it may be deemed to be the beneficial owner of 2,198,437 shares of common stock pursuant to the rules and regulations of the SEC.
(9)	The address of Whitebox Multi-Strategy Partners, L.P. is c/o Whitebox Advisors LLC, 3033 Excelsior Boulevard, Suite 300, Minneapolis, Minnesota 55416. Andrew J. Redleaf, who is the managing member of the general partner of Whitebox Multi-Strategy Partners, L.P., exercises voting and dispositive power over the securities held by this selling stockholder.
(10)	Whitebox Multi-Strategy Partners, L.P. directly owns (i) 1,152,670 shares of common stock and (ii) 451,472 shares of common stock issuable upon conversion of Flotek notes. In addition, it may be deemed to be the beneficial owner of 2,198,437 shares of common stock pursuant to the rules and regulations of the SEC.
(11)	The address of Calm Waters Partnership is c/o Susan Hollister, 115 S. 84th Street, Suite 200, Milwaukee, WI 53214. Richard S. Strong, who is the managing partner of Calm Waters Partnership, exercises voting and dispositive power over the securities held by this selling stockholder.
(12)	The address of Pentwater Growth Fund Ltd. is c/o Neal Nenadovic, 227 W Monroe St., Suite 4000, Chicago, IL 60606. Matthew Halbower, who is the Chief Investment Officer of Pentwater Capital Management LP, the investment manager of Pentwater Growth Fund Ltd., exercises voting and dispositive power over the securities held by this selling stockholder.
(13)	Pentwater Growth Fund Ltd. directly owns 64,000 shares of common stock. In addition, it may be deemed to be the beneficial owner of 400,000 shares of common stock pursuant to the rules and regulations of the SEC.
(14)	The address of Pentwater Equity Opportunities Master Fund Ltd. is c/o Neal Nenadovic, 227 W Monroe St., Suite 4000, Chicago, IL 60606. Matthew Halbower, who is the Chief Investment Officer of Pentwater Capital Management LP, the investment manager of Pentwater Equity Opportunities Master Fund Ltd., exercises voting and dispositive power over the securities held by this selling stockholder.
(15)	Pentwater Equity Opportunities Master Fund Ltd. directly owns 208,000 shares of common stock. In addition, it may be deemed to be the beneficial owner of 400,000 shares of common stock pursuant to the rules and regulations of the SEC.
(16)	The address of Oceana Master Fund Ltd. is c/o Neal Nenadovic, 227 W Monroe St., Suite 4000, Chicago, IL 60606. Matthew Halbower, who is the Chief Investment Officer of Pentwater Capital Management LP, the investment manager of Oceana Master Fund Ltd., exercises voting and dispositive power over the securities held by this selling stockholder.
(17)	Oceana Master Fund Ltd. directly owns 88,000 shares of common stock. In addition, it may be deemed to be the beneficial owner of 400,000 shares of common stock pursuant to the rules and regulations of the SEC.
(18)	The address of LMA SPC for and on behalf of the MAP 98 Segregated Portfolio is c/o Neal Nenadovic, 227 W Monroe St., Suite 4000, Chicago, IL 60606. Matthew Halbower, who is the Chief Investment Officer of Pentwater Capital Management LP, the investment manager of LMA SPC for and on behalf of the MAP 98 Segregated Portfolio, exercises voting and dispositive power over the securities held by this selling stockholder.
(19)	LMA SPC for and on behalf of the MAP 98 Segregated Portfolio directly owns 40,000 shares of common stock. In addition, it may be deemed to be the beneficial owner of 400,000 shares of common stock pursuant to the rules and regulations of the SEC.
(20)	The address of ECF Value Fund, L.P. is c/o Gates Capital Management, 1177 Avenue of Americas, 32nd Floor, New York, New York 10036. Gates Capital Management, Inc., which is controlled by Jeffrey L. Gates, is the investment manager of ECF Value Fund, L.P., and Jeffrey L. Gates exercises voting and dispositive power over the securities held by this selling security holder.
(21)	ECF Value Fund, L.P. directly owns (i) 1,577,576 shares of common stock and (ii) 874,371 shares of common stock issuable upon conversion of Flotek notes. In addition, it may be deemed to be the beneficial owner of 3,595,066 shares of common stock pursuant to the rules and regulations of the SEC. The number of shares of common stock beneficially owned prior to this offering does not include shares issuable upon exercise of Flotek warrants that are not issuable within 60 days hereof as a result of provisions in the governing instruments of such warrants limiting the exercise thereof if such exercise would cause the holder to beneficially own more than 4.99% of our common stock.
(22)	The address of ECF Value Fund II, L.P. is c/o Gates Capital Management, 1177 Avenue of Americas, 32nd Floor, New York, New York 10036. Gates Capital Management, Inc., which is controlled by Jeffrey L. Gates, is the investment manager of ECF Value Fund II, L.P., and Jeffrey L. Gates exercises voting and dispositive power over the securities held by this selling security holder.
(23)	ECF Value Fund II, L.P. directly owns (i) 1,356,028 shares of common stock and (ii) 655,515 shares of common stock issuable upon conversion of Flotek notes. In addition, it may be deemed to be the beneficial owner of 3,595,066 shares of common stock pursuant to the rules and regulations of the SEC. The number of shares of common stock beneficially owned prior to this offering does not include shares issuable upon exercise of Flotek warrants that are not issuable within 60 days hereof as a result of provisions in the governing instruments of such warrants limiting the exercise thereof if such exercise would cause the holder to beneficially own more than 4.99% of our common stock.

(24)	The address of ECF Value Fund International, Ltd. is c/o Gates Capital Management, 1177 Avenue of Americas, 32nd Floor, New York, New York 10036. Gates Capital Management, Inc., which is controlled by Jeffrey L. Gates, is the investment manager of ECF Value Fund International, Ltd., and Jeffrey L. Gates exercises voting and dispositive power over the securities held by this selling security holder.
(25)	ECF Value Fund International, Ltd. directly owns (i) 661,462 shares of common stock and (ii) 322,197 shares of common stock issuable upon conversion of Flotek notes. In addition, it may be deemed to be the beneficial owner of 3,595,066 shares of common stock pursuant to the rules and regulations of the SEC. The number of shares of common stock beneficially owned prior to this offering does not include shares issuable upon exercise of Flotek warrants that are not issuable within 60 days hereof as a result of provisions in the governing instruments of such warrants limiting the exercise thereof if such exercise would cause the holder to beneficially own more than 4.99% of our common stock.
(26)	The address of IAM Mini-Fund 21 Limited is 2 Carlson Parkway, Suite 260, Plymouth, MN 55447. Shawn Bergerson, who is the CEO of IAM Mini-Fund 21 Limited, exercises voting and dispositive power over the securities held by this selling stockholder.
(27)	IAM Mini-Fund 21 Limited directly owns 11,400 shares of common stock. In addition, it may be deemed to be the beneficial owner of 400,000 shares of common stock pursuant to the rules and regulations of the SEC.
(28)	The address of Waterstone Market Neutral Master Fund Ltd. is 2 Carlson Parkway, Suite 260, Plymouth, MN 55447. Shawn Bergerson, who is the CEO of Waterstone Market Neutral Master Fund Ltd., exercises voting and dispositive power over the securities held by this selling stockholder.
(29)	Waterstone Market Neutral Master Fund Ltd. directly owns 272,300 shares of common stock. In addition, it may be deemed to be the beneficial owner of 400,000 shares of common stock pursuant to the rules and regulations of the SEC.
(30)	The address of Prime Capital Master SPC – GOT WAT MAC Segregated Portfolio is 2 Carlson Parkway, Suite 260, Plymouth, MN 55447. Shawn Bergerson, who is the CEO of Prime Capital Master SPC – GOT WAT MAC Segregated Portfolio, exercises voting and dispositive power over the securities held by this selling stockholder.
(31)	Prime Capital Master SPC - GOT WAT MAC Segregated Portfolio directly owns 8,900 shares of common stock. In addition, it may be deemed to be the beneficial owner of 400,000 shares of common stock pursuant to the rules and regulations of the SEC.
(32)	The address of Waterstone MF Fund, Ltd is 2 Carlson Parkway, Suite 260, Plymouth, MN 55447. Shawn Bergerson, who is the CEO of Waterstone MF Fund, Ltd, exercises voting and dispositive power over the securities held by this selling stockholder.
(33)	Waterstone MF Fund, Ltd directly owns 65,200 shares of common stock. In addition, it may be deemed to be the beneficial owner of 400,000 shares of common stock pursuant to the rules and regulations of the SEC.
(34)	The address of Waterstone Market Neutral MAC 51 Ltd. is 2 Carlson Parkway, Suite 260, Plymouth, MN 55447. Shawn Bergerson, who is the CEO of Waterstone Market Neutral MAC 51 Ltd., exercises voting and dispositive power over the securities held by this selling stockholder.
(35)	Waterstone Market Neutral MAC 51 Ltd. directly owns 42,200 shares of common stock. In addition, it may be deemed to be the beneficial owner of 400,000 shares of common stock pursuant to the rules and regulations of the SEC.
(36)	The address of Jasinkiewicz Partners L.P. is 535 Springfield Ave, Suite 120, Summit, NJ 07901. Paul Jasinkiewicz, who is the CEO of Jasinkiewicz Partners L.P., exercises voting and dispositive power over the securities held by this selling stockholder.
(37)	The address of Hopewell Capital LLC is 15 Fenimore Road, Scarsdale, NY 10583. Richard Adelaar, who is the managing director of Hopewell Capital LLC, exercises voting and dispositive power over the securities held by this selling stockholder.
(38)	Hopewell Capital LLC directly owns (i) 1,023,428 shares of common stock and (ii) 54,945 shares of common stock issuable upon conversion of Flotek notes.
(39)	The address of PNR Multi-Strategy Energy, LLC is 704 Highview Avenue, Glen Ellyn, IL 60137. Jeffrey S. Wallace, who is the Managing Partner of Highview Capital Management LLC, investment advisor to PNR Multi-Strategy Energy, LLC, exercises voting and dispositive power over the securities held by this selling stockholder.
(40)	The address of Cetus Capital II, LLC is 8 Sound Shore Drive, Greenwich, CT 06830. Robert E. Davis, who is the Managing Director of Cetus Capital II, LLC, exercises voting and dispositive power over the securities held by this selling stockholder.
(41)	Cetus Capital II, LLC directly owns 85,000 shares of common stock. In addition, it may be deemed to be the beneficial owner of 100,000 shares of common stock pursuant to the rules and regulations of the SEC.
(42)	The address of Littlejohn Opportunities Master Fund LP is 8 Sound Shore Drive, Greenwich, CT 06830. Robert E. Davis, who is the Managing Director of Littlejohn Opportunities Master Fund LP, exercises voting and dispositive power over the securities held by this selling stockholder.
(43)	Littlejohn Opportunities Master Fund L.P. directly owns 15,000 shares of common stock. In addition, it may be deemed to be the beneficial owner of 100,000 shares of common stock pursuant to the rules and regulations of the SEC.

(44)	The address of Hansabel Income L.P. is 450 Park Ave, Suite 2302, New York, NY 10022. Wolfgang Traber, who is the managing member of the general partner of Hansabel Income L.P., exercises voting and dispositive power over the securities held by this selling stockholder.
(45)	The address of Delaware Charter G&T TTEE FBO Dr. Gerald Imber IRA is 1 Beekman Place, New York, NY 10022. Peter Imber, who is the investment manager of Delaware Charter G&T TTEE FBO Dr. Gerald Imber IRA, exercises voting and dispositive power over the securities held by this selling stockholder.
(46)	The address of Delaware Charter G&T TTEE FBO Eileen K. Imber IRA R/O is 400 E 52nd St., 12J, New York, NY 10022. Peter Imber, who is the investment manager of Delaware Charter G&T TTEE FBO Eileen K. Imber IRA R/O, exercises voting and dispositive power over the securities held by this selling stockholder.
(47)	The address of Heather Hahn Fowler is 3701 Sacramento St., #114, San Francisco, CA 94118.
(48)	The address of Keith Cohn is 4250 Wilshire Blvd., Los Angeles, CA 90010.

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus may be sold by the selling stockholders or their transferees from time to time in:

•	transactions in the over-the-counter market, the New York Stock Exchange, or on one or more exchanges on which the securities may be listed or quoted at the time of sale;

•	negotiated transactions;

•	transactions otherwise than on the NYSE or exchanges;

•	underwritten offerings;

•	distributions to equity security holders, partners or other stockholders of the selling stockholders;

•	through the writing of options, whether such options are listed on an options exchange or otherwise; or

•	through a combination of these methods of sale.

The selling stockholders may sell the shares of our common stock at:

•	fixed prices which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices;

•	negotiated prices; or

•	any other method permitted by law.

The term “selling stockholder” includes donees, pledgees, transferees, or other successors-in-interest selling securities received from the named selling stockholders as a gift, pledge, stockholder distribution or other non-sale related transfer after the date of this prospectus.

In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock to close out short positions, or loan or pledge shares of common stock to broker-dealers that in turn may sell those shares. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, those underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Any such discounts, concessions or commissions as to particular underwriters, brokers-dealers or agents may be in excess of those customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them. If the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus or an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agent participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed, to any such broker-dealer or agent may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealer or agent, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Direct Sales, Agents, Dealers and Underwriters

The selling stockholders or their transferees may effect transactions by selling the shares of common stock in any of the following ways:

•	directly to purchasers; or

•	to or through agents, dealers or underwriters designated from time to time.

Agents, dealers or underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom they act as agent or to whom they sell as principals, or both. The agents, dealers or underwriters that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

Regulation M

The selling stockholders and any other persons participating in the sale or distribution of the shares are subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchase and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Supplements

To the extent required, we will set forth in a supplement to this prospectus filed with the SEC the number of shares to be sold, the purchase price and public offering price, any new selling stockholders, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering.

State Securities Law

Under the securities laws of some states, the selling stockholders may only sell the shares in those states through registered or licensed brokers or dealers. In addition, in some states the selling stockholders may not sell the shares unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is satisfied.

Expenses, Indemnification

We will not receive any of the proceeds from the sale of the shares of common stock sold by the selling stockholders and will bear all expenses related to the registration of this offering but will not pay for any underwriting commissions, fees or discounts, if any. We will indemnify the selling stockholders against some civil liabilities, including some liabilities which may arise under the Securities Act.

In the event of a material change in the plan of distribution disclosed in this prospectus, the selling stockholders will not be able to effect transactions in the shares pursuant to this prospectus until such time as a post-effective amendment to the registration statement is filed with, and declared effective by, the SEC.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus will be passed upon for us by Andrews Kurth LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Flotek Industries, Inc. and Subsidiaries as of December 31, 2010, and for the year ended December 31, 2010, appearing in Flotek’s Annual Report (Form 10-K) for the year ended December 31, 2010, have been audited by Hein & Associates, LLP, independent registered public accounting firm, as set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Flotek Industries, Inc. and Subsidiaries as of December 31, 2009, and for each of the years in the two-year period ended December 31, 2009, appearing in Flotek’s Annual Report (Form 10-K) for the year ended December 31, 2010, have been audited by UHY LLP, independent registered public accounting firm, as set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given the authority of said firm as experts in auditing and accounting.